Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement (No. 333-165142) on Form S-1 of Force10 Networks, Inc. of our report dated February 8, 2008, relating to our audits of the consolidated financial statements of Carrier Access Corporation and subsidiaries as of December 31, 2007 and for the two years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

August 11, 2010